                                                                EXHIBIT 99.1(b)


             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table will help determine the number to give the payer.


                                  GIVE THE                                                           GIVE THE EMPLOYER
                                  SOCIAL SECURITY                                                    IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:         NUMBER OF--                  FOR THIS TYPE OF ACCOUNT:             NUMBER OF--
-------------------------         ---------------              -------------------------             -----------------
1. An individual's account        The individual               8.   Sole proprietorship account      The owner(4)

2. Two or more individuals        The actual owner of the      9.   A valid trust, estate, or        Legal entity (Do not
   (joint account)                account or, if combined           pension trust                    furnish the identifying
                                  funds, any one of the                                              number of the personal
                                  individuals(1)                                                     representative or
                                                                                                     trustee unless the
                                                                                                     legal entity itself is
                                                                                                     not designated in the
                                                                                                     account title.)(5)

3. Husband and wife (joint        The actual owner of the      10.  Corporate account                The corporation
   account)                       account or, if joint
                                  funds, either person(1)

4. Custodian account of a minor   The minor(2)                 11.  Religious, charitable, or        The organization
   (Uniform Gift to Minors Act)                                     educational organization
                                                                    account

5. Adult and minor (joint         The adult or, if the         12.  Partnership account held         The partnership
   account)                       minor is the only                 in the name of the business
                                  contributor, the minor(1)

6. Account in the name of         The ward, minor, or          13.  Association, club, or other      The organization
   guardian or committee for a    incompetent person(3)             tax-exempt organization
   designated ward, minor, or
   incompetent person

7. a. The usual revocable         The grantor-trustee(1)       14.  A broker or registered nominee   The broker or nominee
      savings trust account
      (grantor is also trustee)

   b. So-called trust account     The actual owner(1)          15.  Account with the Department of   The public entity
      that is not a legal or                                        Agriculture in the name of a
      valid trust under State law                                   public entity (such as a State
                                                                    or local government, school
                                                                    district, or prison) that
                                                                    receives agricultural program
                                                                    payments


(1)   List first and circle the name of the person whose number you furnish.

(2)   Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish that person's social security number.

(4) Show the owner's name and furnish the owner's social security number or the employer identification number of the business.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled with there is more than one name, the number will be considered to be that of the first name listed.



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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2


OBTAINING A NUMBER

If you don't have a taxpayer identification number (TIN) or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and immediately apply for a number. If you do not have a TIN, write "Applied For" in Part 1 of the Substitute Form W-9, sign and date the form in Part 3 and the Certificate of Awaiting Taxpayer Identification Number and return the form to the payer.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

      o     A corporation.

      o     A financial institution.

      o An organization exempt from tax under section 501(a), or an individual retirement plan.

      o     The United States or any agency or instrumentality thereof.

      o A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

      o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

      o An international organization or any agency, or instrumentality thereof.

      o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

      o     A real estate investment trust.

      o     A common trust fund operated by a bank under section 584(a).

      o An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

      o An entity registered at all times during the year under the Investment Company Act of 1940.

      o     A foreign central bank of issue.

      o A middleman known in the investment community as a nominee or custodian.

      Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

      o     Payments to nonresident aliens subject to withholding under section
            1441.

      o Payments to partnerships not engaged in a trade or business in the U.S. and that have at least one nonresident partner.

      o     Payments of patronage dividends not paid in money.

      o     Payments made by certain foreign organizations.

      Payments of interest not generally subject to backup withholding include the following:

      o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

      o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

      o     Payments described in section 6049(b)(5) to non-resident aliens.

      o     Payments on tax-free covenant bonds under section 1451.

      o     Payments made by certain foreign organizations.

If you are exempt from backup withholding, you should still complete Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR CORRECT TIN IN PART 1 OF THE FORM, WRITE "EXEMPT" IN PART 2 OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

      Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividends, interest, or other payments to give a correct TIN to payers who must report the payments to IRS. IRS uses the TIN for identification purposes. Payers must be given the TIN whether or not recipients are required to file tax returns. Payers must generally withhold from taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TIN.--If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE